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                                                                     EXHIBIT 8.1

                     Opinion of Appleby, Spurling & Kempe

[APPLEBY SPURLING & KEMPE
LETTERHEAD APPEARS HERE]

                                                        May 4, 2000

Directors of
Global Crossing Limited
Wessex House, 1st Floor
45, Reid Street
Hamilton HM 12
Bermuda

Dear Sirs,

Global Crossing Ltd. (the "Company")
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We have acted as your legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing on May 4, 2000 by the Company with the Securities and Exchange Commission, Washington D.C. 20549 of a Registration Statement on Form S-4 and related documents in relation to the mergers of (1) IPC Communications, Inc. ("IPC") with IPC Information Systems, Inc. ("IPC Systems"), (2) Georgia Merger Sub Corporation ("Georgia") with IPC Systems and (3) Idaho Merger Sub Corporation ("Idaho") with IXnet, Inc. ("IXnet"), by which IPC Systems and IXnet will become wholly-owned subsidiaries of the Company (the "Registration Statement").

For the purposes of this opinion we have examined and relied upon the documents listed in the First Schedule to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions
-----------

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)  the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents; and

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(d)  that any factual statements made in any of the Documents are true, accurate and complete.

Opinion
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Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the Registration statement under the headings "The Mergers - Certain United States federal income tax and Bermuda tax consequences" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

Reservations
------------

We have the following reservations:-

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure
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This opinion is addressed to you in connection with the Registration Statement and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

We also consent to the reference to our Firm under the captions "Legal Matters", "The Mergers - certain United States federal income tax and Bermuda tax consequences" and "Service of Process and Enforcement of Liabilities" in the Registration Statement.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.
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This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby Spurling & Kempe
APPLEBY SPURLING & KEMPE
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                                FIRST SCHEDULE
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1.   Certified copies of the Certificate of Incorporation, Memorandum of
     Association and Bye-laws of the Company.

2. A certified copy of the "Foreign Exchange Letter", dated 24th March, 1998, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

3. A certified copy of the "Tax Assurance", dated 17th March, 1998, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

4. A copy of the Form S-4 Registration Statement and enclosed Information Statement/Prospectus excluding exhibits.